                                Filed Pursuant to Rule 424(b)(2)
                                Registration File No 33-61297


PRICING SUPPLEMENT NO. 4
Dated October 9, 1996 to
Prospectus dated September 8, 1995.


               BALTIMORE GAS AND ELECTRIC COMPANY

                          $225,000,000
                   Medium-Term Notes, Series D
         Due from 1 year to 30 years from Date of Issue
             (Interest Payable May 1 and November 1)



Principal
Amount:        $25,000,000        $25,000,000

Interest
Rate:                6.68%              6.68%

Original
Issue Date:       10/11/96           10/11/96

Stated
Maturity:       10/11/2001         10/11/2001

Initial
Redemption
Date (if any):        None               None

Price
to Public:     $25,000,000        $25,000,000

Agent's
Commission:       $125,000           $125,000

Net Proceeds
to Company:    $24,875,000        $24,875,000


     This Pricing Supplement relates to the original issuance and sale by Baltimore Gas and Electric Company (the "Company") of the
Medium-Term  Notes,  Series D, described  herein  through  Lehman
Brothers or Goldman, Sachs & Co., as agents.

       Medium-Term Notes, Series D, may be issued under Registration Statement No. 33-61297 (which also serves as Post-Effective Amendment No. 1 to Registration Statement No. 33-57704) by the Company in a principal amount of up to $225,000,000 in gross proceeds and, to date, including this offering, an aggregate of $78,000,000 has been issued.